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JOINDER AND AMENDMENT TO FUND SERVICING AGREEMENT

This JOINDER AND AMENDMENT (the “Amendment”) to the FUND SERVINCING AGREEMENT, dated as of June 10, 2011 (the “Agreement”), as amended from time to time by and among JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”) and FQF TRUST, solely on behalf of its various series listed on Appendix 1 thereto (each, a “Customer”) is entered into and shall be effective as of November 29, 2019 (the “Effective Date”), among each Customer, AGF Investments Trust (f/k/a FQF Trust), on behalf of AGF Emerging Markets Equity Fund (“New Customer”) and J.P. Morgan (referred individually as “Party” and collectively as “Parties”).

WITNESSETH:

WHEREAS, the Parties entered into the Agreement pursuant to which the Bank was appointed to provide certain fund/agency services to the Customer; and

WHEREAS, the Parties now wish to revise and update the Agreement as of the Effective Date to add each New Customer;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meetings in this Amendment.

2.	Amendments. The Agreement shall be amended as follows:

a.	Each New Customer shall be added as a Party to the Agreement, effective as of the Effective Date, and all references to “Customer” in the Agreement shall include references to each New Customer.

b.	The Parties, including each New Customer, hereby acknowledge and agree that each New Customer is subject to and bound by the terms and conditions of the Agreement as of the Effective Date.

c.	Appendix 1 of the Agreement is removed and replaced in its entirety with Appendix 1 attached hereto.

d.	Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied, and in all other respects the Agreement is hereby specifically ratified, restated and reaffirmed by the Parties.

3.	Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

4.	Integration/Effect of Amendment. This Amendment and any instrument and agreements delivered pursuant hereto constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written

EX-99.h.iv

communications with respect to the subject matter hereof and thereof. To the extent that any provision of the Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

5.	Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.	Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the Effective Date set forth above.

AGF Investments Trust (f/k/a FQF TRUST), soley on behalf of its various series listed on Appendix 1 hereto

By:	/s/Kevin McCreadie
Name:	Kevin McCreadie
Title:	Vice President, AGF Investments Trust

JPMORGAN CHASE BANK, N.A.

By:	/s/Kevin Powers
Name:	Kevin Powers
Title:	Executive Director

EX-99.h.iv

APPENDIX 1

CUSTOMER LIST

FUND NAME
AGFiQ U.S. Market Neutral Momentum Fund (MOM)
AGFiQ U.S. Market Neutral Value Fund (CHEP)
AGFiQ U.S. Market Neutral Anti-Beta Fund (BTAL)
AGFiQ U.S. Market Neutral Size Fund (SIZ)
AGFiQ Hedged Dividend Income Fund (DIVA)
AGF Global Sustainable Growth Equity Fund
AGFiQ Global Infrastructure ETF (GLIF)
AGFiQ Dynamic Hedged U.S. Equity ETF (USHG)
AGF Emerging Markets Equity Fund